DELOITTE & TOUCHE

                         INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in this Registration Statement of Kennedy Wilson, Inc. on Form S-8 of our report dated February 26, 1999 appearing in the Annual Report on Form 10-K/A of Kennedy Wilson, Inc. for the year ended December 31, 1998.

/s/ DELOITTE & TOUCHE LLP

November 17, 1999